Exhibit 5.1
August 10, 2007

Superior Well Services, Inc.
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
Ladies and Gentlemen:
     We have acted as counsel for Superior Well Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance from time to time of up to 5,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”), in the manner set forth in the Registration Statement.
     As counsel to the Company, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the Prospectus; (v) resolutions of the Board of Directors of the Board of Directors of the Company regarding, among other things, the Registration Statement, the Prospectus and the issuances of the Common Shares from time to time; and (vi) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of the Company and faxes and certificates of public officials, as to certain matters of fact relating to this opinion, and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.
     In our examinations and investigations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all of the foregoing documents, faxes, certificates, instruments and records (collectively, the “Documents”) submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in such Documents; and (iii) the due authorization, execution and delivery by the parties thereto, other than the Company, of all Documents examined by us.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760
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August 10, 2007

     In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any amendment thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Common Shares; (ii) an appropriate supplement to the Prospectus (each, a “Prospectus Supplement”) with respect to the Common Shares being offered thereby will have been prepared and filed with the Commission; and (iii) all Common Shares will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus and any applicable Prospectus Supplement.
     Based on the foregoing and subject to the limitations, conditions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, upon completion of the corporate action to be taken in connection with the authorization of the issuance of the applicable Common Shares, and when sold in exchange for the consideration set forth in the applicable post-effective amendment to the Registration Statement or a Prospectus Supplement and pursuant to the terms of any definitive purchase, merger, exchange or similar agreement approved by Board of Directors of the Company, such Common Shares will duly authorized, validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us in the Prospectus under the caption “Validity of the Securities.” In giving this consent, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.
     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.
     It is understood that this opinion is to be used only in connection with the offer and sale by the Company of the Common Shares while the Registration Statement and the Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any

August 10, 2007

changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

Very truly yours,
/s/ Vinson&Elkins LLP